Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

PAR Technology Corporation
New Hartford, New York
We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated March 18, 2019, relating to the consolidated financial statements and the effectiveness of PAR Technology Corporation’s internal control over financial reporting appearing in the Company’s Annual Report on Form 10-K for the year ended December 31, 2018.
/s/ BDO USA, LLP

BDO USA, LLP
New York, New York

July 9, 2019